                                                                    EXHIBIT 99.1



NEWS RELEASE
------------

                        MUTUAL RISK MANAGEMENT ANNOUNCES
                     PRELIMINARY AGREEMENT ON RESTRUCTURING


CONTACT:
Robert A. Mulderig, Chairman and CEO
David Ezekiel, CEO MRM Services Ltd.
Angus H. Ayliffe, Chief Financial Officer
Fran Tucker, Investor Relations
(800) 772-0849 or (441) 295-5688

Hamilton, Bermuda. May 3, 2002 - Mutual Risk Management Ltd. (the "Company") today announced that it has reached an agreement in principle to restructure its senior debt. The principal amount of the debt is $235 million, comprised of approximately $131 million owing under the Company's credit facility and $104 million owing to holders of the Company's 9 3/8% debentures. Under the proposed restructuring, the senior debt holders would exchange their existing debt for preferred stock and warrants to purchase 15% of the common stock of the Company on a fully diluted basis as well as debt, preferred stock and 80% of the common stock of the Company's subsidiary, MRM Services Ltd. (MRM Services). MRM Services holds the Company's fee-based businesses.

After the proposed restructuring, the Company's remaining principal assets would be 20% of the common shares of MRM Services and all of the common stock of its U.S. insurance companies. These common shares will be subordinate to the debt and preferred stock of MRM Services and the Company. The value of the Company's investment in its U.S. insurance companies is dependent on the outcome of the previously announced rehabilitation proceedings. The restructuring is proposed to be effected through a Scheme of Arrangement under Bermuda Law.

MRM Services  comprises the following main subsidiaries:

..    MRM Specialty Brokers Ltd.;
..    MRM Global Captive Group Ltd. (including International Advisory Services
     Ltd. and Shoreline Mutual Management);
..    The IPC Companies;
..    CRS Services, Inc.;
..    Captive Resources, Inc.; and
..    Mutual Trust Management Ltd.;

The Company is in the process of negotiating the sales of Captive Resources, Inc. and Mutual Trust Management Ltd. These companies are not expected to form part of ongoing operations. The various options available in relation to CRS Services and the IPC Companies continue to be evaluated.

The new management team of MRM Services will be headed by David Ezekiel as Chief Executive Officer. Mr. Ezekiel will continue to serve as President of both MRM Global Captive Group Ltd. and International Advisory Services Ltd. Paul Scope, CEO of MRM Specialty Brokers Ltd., and

Richard Turner, President of CRS Services, Inc., will also hold senior positions on the new management team.

Commenting on the proposed plan, Mr. Ezekiel said "The proposed restructuring will provide an opportunity for MRM Specialty Brokers and MRM Global Captive Group to continue their strong growth and profitability. Both entities will continue to operate as autonomous and strong units independent of Mutual Risk's U.S. insurance companies in rehabilitation."

The agreement in principle is not binding on the senior creditors or Mutual Risk and remains subject to final negotiation, regulatory approval and the approval of other creditors.

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in these laws. These statements are not guarantees of performance. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the success of reaching a binding agreement with the Company's creditors; (b) the successful closing of the sales of Captive Resources, Inc. and Mutual Trust Management Ltd.; (c) the gaining of any necessary regulatory approvals, and (d) the other factors set forth in Mutual Risk's most recent report on Form 10-K and Mutual Risk's other documents on file with the Securities and Exchange Commission. Mutual Risk undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.